Calculation of Filing Fee Tables
S-3
Prologis, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.01 per share	415(a)(6)	1,042,781		$ 65,100,817.32			S-3	333-237366	03/24/2020	$ 5,866.78
Carry Forward Securities	2	Equity	Common Stock, par value $0.01 per share	415(a)(6)	2,139,617		$ 239,551,519.32			S-3	333-267431	11/22/2022	$ 33,082.06
Carry Forward Securities	3	Equity	Common Stock, par value $0.01 per share	415(a)(6)	8,821,571		$ 1,139,041,247.52			S-3	333-267431	02/16/2024	$ 168,122.49
			Total Offering Amounts:				$ 1,443,693,584.16		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The filing fees with respect to the unsold securities under Registration Statement No. 333-237366 were paid with the filing of the registrant's prospectus supplement pursuant to 424(b)(3) (Registration Statement No. 333-237366) on March 30, 2020.

[2]	The filing fees with respect to the unsold securities under Registration Statement No. 333-267431 were paid with the filing of the registrant's prospectus supplement pursuant to 424(b)(3) (Registration Statement No. 333-267431) on November 17, 2022.

[3]	The filing fees with respect to the unsold securities under Registration Statement No. 333-267431 were paid with the filing of the registrant's prospectus supplement pursuant to 424(b)(3) (Registration Statement No. 333-267431) on February 16, 2024.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $66,479,410,598.84. The prospectus is a final prospectus for the related offering.